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                                                                                                          Exhibit 21

                                             GENERAL INSTRUMENT CORPORATION

Company Name                                                                                     Place of Incorporation
-------------                                                                                    ----------------------

GENERAL INSTRUMENT CORPORATION ..........................................................       Delaware
    (Formerly FLGI Holding Corp.)

    GENERAL INSTRUMENT CORPORATION OF DELAWARE ..........................................       Delaware
        (Formerly GI Corporation and General Instrument Corporation)

    Access Control Center, Inc. (Formerly DBS Authorization Center, Inc.) ...............       Delaware
    Amplevalue Ltd. .....................................................................       U.K.
    ATC Corp. (Formerly American Totalisator Company, Inc.) .............................       Delaware
    Cable Transport, Inc. ...............................................................       North Carolina
    Century Components, Inc. ............................................................       Delaware
    Charger Industries ..................................................................       California
    CommScope, Inc. .....................................................................       Delaware
    CommScope India, Inc. ...............................................................       Delaware
    CommScope Inc. of North Carolina (Formerly CommScope, Inc.) .........................       North Carolina
    DBS Services, Inc. ..................................................................       California
    Ensambladora de Matamoros, S.A. de C.V. .............................................       Mexico
    General Instrument of Arizona, Inc. .................................................       Delaware
    General Instrument Australia Pty Ltd. ...............................................       Australia
    General Instrument Belgium B.V.B.A. .................................................       Belgium
    General Instrument do Brasil Comunicacoes Ltda. .....................................       Brazil
    General Instrument of Canada, Inc. ..................................................       Canada
    General Instrument Chile Limitada (LLC) .............................................       Chile
    General Instrument China Holdings, Inc. .............................................       Delaware
    General Instrument Deutschland GmbH .................................................       Germany
    General Instrument Europe Limited ...................................................       Ireland
    General Instrument Europe N.V. ......................................................       Belgium
    General Instrument Foreign Sales Corp. ..............................................       Barbados
    General Instrument France S.A. ......................................................       France
    General Instrument High Definition Television Corporation ...........................       Delaware
    General Instrument India Holdings, Inc. .............................................       Delaware
    General Instrument International Corp. ..............................................       New York
    General Instrument Ireland (formerly General Semiconductor Ireland)  ................       Ireland
    General Instrument Italia S.r.L .....................................................       Italy
    General Instrument Japan, Ltd. ......................................................       Japan
    General Instrument Mauritius, Inc. ..................................................       Delaware
    General Instrument de Mexico, S.A. de C.V. ..........................................       Mexico
    General Instrument Microelectronics Ltd. ............................................       U.K.
    General Instrument (Music Services) Ltd. ............................................       U.K.
    General Instrument PSD (China) Co., Ltd. ............................................       Rep. of China
    General Instrument PSD (China) Holdings, Inc. .......................................       Delaware
    General Instrument (Puerto Rico), Inc. ..............................................       Delaware
    General Instrument Remittance Products, Inc. ........................................       Florida
    General Instrument Semiconductor Industries, Inc. ...................................       Delaware

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                                             GENERAL INSTRUMENT CORPORATION

Company Name                                                                                    Place of Incorporation
-------------                                                                                   ----------------------

    General Instrument Services, Inc. ...................................................       Delaware
    General Instrument Services Ltd. ....................................................       U.K.
    General Instrument (Singapore) Pte. Ltd. ............................................       Singapore
    General Instrument of Taiwan, Ltd. ..................................................       Rep. of China
    General Instrument (UK) Ltd. ........................................................       U.K.
    GI Communications Purchasing Corp. ..................................................       Delaware
    GI Mauritius Holdings, Ltd. .........................................................       Mauritius
    GSI - General Instrument Semiconductor Industries, Inc. .............................       Delaware
    Jerrold DC Radio, Inc. ..............................................................       Delaware
    Magnitude Compression Systems, Inc. .................................................       California
    NextLevel Holdings (Taiwan), Inc. ...................................................       Delaware
    NextLevel Systems of Delaware, Inc. (formerly Cable/Home Communication Corp.) .......       Delaware
    NextLevel Systems Hong Kong Limited .................................................       Hong Kong
    NextLevel Systems, Inc. .............................................................       Delaware
    NextLevel Systems (Taiwan), Ltd. ....................................................       Taiwan
    Sharpstep Ltd. ......................................................................       U.K.
    The General Instrument Foundation ...................................................       Illinois

NEXT LEVEL COMMUNICATIONS ...............................................................       California

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                        GENERAL INSTRUMENT CORPORATION

                                JOINT VENTURES


                         Japan VideoCipher Corporation
         Vision Cables Pty. Ltd. (CommScope Australian joint venture)

                    HCL General Instrument Private Limited

                                 PARTNERSHIPS


                        Digital Cable Radio Associates